Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the inclusion of our report dated February 26, 2008, relating to our audit of the consolidated financial statements of DRA/CLP Office LLC and Subsidiaries included in the 2007 annual report of Colonial Realty Limited Partnership on Form 10-K.
/s/ Weiser LLP
New York, New York
February 28, 2008